Exhibit 99.1

Karyopharm Therapeutics Announces Pricing of Public Offering of Common Stock

NEWTON, Mass., January 6, 2015 (GLOBE NEWSWIRE) — Karyopharm Therapeutics Inc. (Nasdaq:KPTI) today announced the pricing of its underwritten public offering of 3,000,000 shares of its common stock at a price of $33.00 per share before underwriting discounts. Karyopharm is selling 2,950,000 shares of its common stock in this offering, and certain existing stockholders are selling 50,000 shares of common stock in this offering. Karyopharm will not receive any proceeds from the sale of shares by the selling stockholders. In addition, Karyopharm has granted to the underwriters a 30-day option to purchase up to an additional 450,000 shares of its common stock, at the public offering price, less the underwriting discount.

The offering is expected to close on or about January 12, 2015, subject to customary closing conditions.

BofA Merrill Lynch and J.P. Morgan Securities LLC are acting as joint book running managers for the offering. Leerink Partners LLC is acting as lead manager, and JMP Securities LLC, Wedbush PacGrow Life Sciences and MLV & Co. LLC are acting as co-managers.

A shelf registration statement relating to the shares of common stock offered in the public offering described above was filed with the Securities and Exchange Commission (SEC) on January 5, 2015 and became automatically effective upon filing. The offering is being made only by means of the written prospectus and prospectus supplement that form a part of the registration statement. When available, copies of the prospectus supplement relating to the offering may be obtained for free by visiting EDGAR on the SEC website at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus relating to the offering may also be obtained from BofA Merrill Lynch, 222 Broadway, New York, NY 10038, Attn: Prospectus Department, or via email, at dg.prospectus_requests@baml.com, or from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by phone at 866-803-9204.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Karyopharm

Karyopharm Therapeutics Inc. (Nasdaq:KPTI) is a clinical-stage pharmaceutical company focused on the discovery and development of novel first-in-class drugs directed against nuclear transport targets for the treatment of cancer and other major diseases. Karyopharm’s Selective Inhibitor of Nuclear Export / SINE™ compounds function by binding with and inhibiting the nuclear export protein XPO1 (or CRM1). SINE™ compounds have shown biological activity in models of cancer, inflammation, autoimmune disease, certain viruses, and wound-healing. Karyopharm was founded by Dr. Sharon Shacham and is located in Newton, Massachusetts.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Karyopharm Therapeutics Inc., including statements about Karyopharm’s public offering, future expectations, plans and prospects for the company and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials, expectations of expanding ongoing clinical trials and other factors discussed in the “Risk Factors” section of Karyopharm’s Preliminary Prospectus Supplement dated January 5, 2015, which is on file with the Securities and Exchange Commission (SEC), and in other filings that Karyopharm may make with the SEC in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and Karyopharm expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Justin Renz

(617) 658-0574

jrenz@karyopharm.com

Gina Nugent

(617) 460-3579

nugentcomm@aol.com